                                   MERGER OF
                            NATIONAL RE CORPORATION
                                 WITH AND INTO
                           N ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                             GENERAL RE CORPORATION

                                                                 August 29, 1996

To Our Clients:

     Enclosed for your consideration is a copy of the Proxy Statement/Prospectus, dated August 27, 1996 (the 'Proxy Statement/Prospectus'), the related Form of Election/Letter of Transmittal and the Internal Revenue Service's Guidelines for Certification of Taxpayer Identification Number in connection with the merger (the 'Merger') of National Re Corporation, a Delaware corporation ('National Re'), with and into N Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of General Re Corporation, a Delaware corporation ('General Re').

     As described in the enclosed materials, in connection with the Merger, each share of the common stock, no par value per share, of National Re ('National Re Common Stock' or the 'Shares') will be converted into the right to receive, at the election of the record holder thereof, (i) $53 in shares of common stock, par value $.50 per share, of General Re (the 'General Re Common Stock'), together with the attached preferred share purchase rights (the 'Stock Consideration'); provided that General Re will not issue more than .39259 nor less than .32121 shares of General Re Common Stock per share of National Re Common Stock or (ii) $53 in cash, without interest thereon (the 'Cash Consideration'). Such elections are subject to (i) the terms, conditions and limitations described in the Proxy Statement/Prospectus, (ii) the terms of the Agreement and Plan of Merger, dated as of July 1, 1996 (the 'Merger Agreement'), attached as Annex I to the Proxy Statement/Prospectus and (iii) the instructions set forth in the Form of Election/Letter of Transmittal enclosed herewith.

     This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. We are the holder of record of the Shares held by us in your account. Accordingly, you must give us instructions using the instruction form provided below (and not using the Form of Election/Letter of Transmittal, which is furnished for your information only) as to whether you wish to receive, for each share of National Re Common Stock held by us in your account, the Cash Consideration or the Stock Consideration. Only we, as record holder of your Shares, can execute and submit a Form of Election/Letter of Transmittal on your behalf.

     ALTHOUGH THERE CAN BE NO ASSURANCE THAT A BENEFICIAL HOLDER OF SHARES OF NATIONAL RE COMMON STOCK WHO DESIRES TO RECEIVE THE CASH CONSIDERATION WILL RECEIVE SUCH CONSIDERATION AS TO ALL OF HIS OR HER SHARES, A BENEFICIAL HOLDER OF SHARES OF NATIONAL RE COMMON STOCK HAVING A PREFERENCE FOR THE CASH CONSIDERATION SHOULD PROVIDE INSTRUCTIONS SO THAT WE MAY MAKE A CASH ELECTION ON HIS OR HER BEHALF BECAUSE SHARES AS TO WHICH AN ELECTION HAS NOT BEEN MADE WILL RECEIVE THE STOCK CONSIDERATION IN THE MERGER. NONE OF GENERAL RE, NATIONAL RE, THE NATIONAL RE BOARD OF DIRECTORS OR THE GENERAL RE BOARD OF DIRECTORS MAKES

ANY RECOMMENDATION AS TO WHETHER STOCKHOLDERS SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE STOCK CONSIDERATION IN THE MERGER. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION. IF A STOCKHOLDER MAKES NO ELECTION, HE OR SHE WILL RECEIVE THE STOCK CONSIDERATION IN THE MERGER AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.
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     You do not have to submit any certificates for Shares. As record holder, we will submit the certificates on your behalf.

THE DEADLINE BY WHICH WE MUST SUBMIT YOUR ELECTION TO AMERICAN STOCK TRANSFER & TRUST COMPANY, THE EXCHANGE AGENT, IS 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 30, 1996, UNLESS EXTENDED. PLEASE RETURN THIS INSTRUCTION FORM AS PROMPTLY AS PRACTICABLE SO WE MAY SUBMIT YOUR ELECTION TO THE EXCHANGE AGENT BY SUCH ELECTION DEADLINE. IF INSTRUCTIONS ARE NOT PROVIDED TO US IN A TIMELY FASHION, YOU WILL RECEIVE THE STOCK CONSIDERATION IN EXCHANGE FOR YOUR SHARES.

     WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT, YOU CAN ONLY MAKE AN ELECTION USING THE INSTRUCTION FORM PROVIDED BELOW. DO NOT COMPLETE THE FORM OF ELECTION/LETTER OF TRANSMITTAL WITH RESPECT TO SHARES HELD BY US IN YOUR ACCOUNT AS ONLY WE, AS RECORD HOLDER OF YOUR SHARES, CAN EXECUTE AND SUBMIT A FORM OF ELECTION/LETTER OF TRANSMITTAL ON YOUR BEHALF.

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
                                INSTRUCTION FORM
                              WITH RESPECT TO THE
                                   MERGER OF
                            NATIONAL RE CORPORATION
                                 WITH AND INTO
                           N ACQUISITION CORPORATION,
                          A WHOLLY OWNED SUBSIDIARY OF
                             GENERAL RE CORPORATION

     The undersigned acknowledge(s) receipt of the Proxy Statement/Prospectus, the related Form of Election/Letter of Transmittal and the Internal Revenue Service's Guidelines for Certification of Taxpayer Identification Number.

     This form will instruct you that the undersigned hereby elects to receive the Cash Consideration and/or the Stock Consideration as indicated below, subject to (i) the terms, conditions and limitations described in the Proxy Statement/Prospectus, (ii) the terms of the Merger Agreement and (iii) the instructions set forth in the related Form of Election/Letter of Transmittal.

          1. Cash Consideration for ____________ Shares.

          2. Stock Consideration for ____________ Shares.

                                          DATED: _______________________________

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                                                (SIGNATURE(S) OF OWNER(S))

                                          NAME(S): _____________________________
                                                      (PLEASE PRINT)

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                                          CAPACITY (FULL TITLE): _______________

                                          ADDRESS(ES): _________________________

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                                                                      (ZIP CODE)

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                                           (AREA CODE AND TELEPHONE NUMBER(S))

                                          --------------------------------------
                                              (TAX IDENTIFICATION OR SOCIAL
                                                   SECURITY NUMBER(S))

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